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                                                    AMERIKING, INC.
                                                  CALCULATION OF EPS

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                                                                                      Dec. 26, 2000 to       Dec. 28, 1999 to
                                                                                      ------------------------------------------
                                                                                       Mar. 26, 2001          Mar. 27, 2000
                                                                                      ------------------------------------------
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INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                                                  (9,036,000)            (2,000,000)
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Earnings available to stockholders
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Dividends
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     Preferred Stock                                                                       (161,000)              (152,000)
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     Senior Preferred Stock                                                              (1,658,000)            (1,443,000)
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Amortization of issuance costs                                                              (27,000)               (30,000)
                                                                                            -------                -------
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Income (loss) befor extraordinary item available to common stockholders                 (10,882,000)            (3,625,000)
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Extraordinary item - loss from early extinguishment of debt (net of taxes)                        -                      -
                                                                                            -------                -------
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Income (loss) available to common stockholders                                          (10,882,000)            (3,625,000)
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Weighted average number of common shares                                                    902,992                902,992
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Dilutive effect of options and warrants                                                           -                      -
                                                                                            -------                -------
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Weighted average number of common shares outstanding - basic                                902,992                902,992
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Net income (loss) per common share before extraordinary item - basic                         (12.05)                 (4.01)
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Extraordinary item - basic                                                                        -                      -
                                                                                            -------                -------
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Net income (loss) per common share - basic                                                   (12.05)                 (4.01)
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Net income (loss) per common share before extraordinary item - diluted                       (12.05)                 (4.01)
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Extraordinary item - diluted                                                                      -                      -
                                                                                            -------                -------
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Net income (loss) per common share - diluted                                                 (12.05)                 (4.01)
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Weighted average number of common shares basic:
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     Original shares                                                                        863,290                863,290
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     Option shares                                                                            9,702                  9,702
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     Warrant shares                                                                               -                      -
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     Common stock units                                                                      30,000                 30,000
                                                                                            -------                -------
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     Total                                                                                  902,992                902,992
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Weighted average number of common shares - diluted
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     Original shares                                                                        863,290                863,290
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     Option shares                                                                            9,702                  9,702
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     Warrant shares                                                                               -                      -
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     Common stock units                                                                      30,000                 30,000
                                                                                            -------                -------
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     Total                                                                                  902,992                902,992
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